EXHIBIT 99.2


SECURITY CAPITAL REPORTS OPERATING PERFORMANCE FOR THIRD QUARTER 2001; SIGNIFICANT PROGRESS MADE IN BUSINESS RECONFIGURATION; PROCESS FIRMLY ON TRACK


CHICAGO, Nov. 6, 2001 /PRNewswire via COMTEX/ -- Security Capital Group Incorporated (NYSE: SCZ) today announced results for the quarter ended September 30, 2001. Total EBDADT (earnings before depreciation, amortization and deferred taxes) before special items for the third quarter was $91.1 million, or $0.63 per diluted SCZ share, compared to $86.6 million, or $0.75 per diluted share, for the same period last year. For the nine months ending September 30, 2001, total EBDADT before special items was $282.1 million, or $1.94 per share, compared to $219.6 million and $1.93 per share for the first nine months of 2000.

"During the third quarter, critical actions were taken to advance Security Capital's business reconfiguration," said C. Ronald Blankenship, Vice Chairman. Mr. Blankenship stated that the disposition of ownership positions in certain businesses resulted in the reduction of outstanding indebtedness and created a strong and flexible capital structure that will allow Security Capital to further implement its strategy. "In addition to the sale of CWS Communities for net proceeds of $270 million, decisions were made to exit a business owned by Security Capital European Realty as well as to make a proposal to acquire the entire public interest in STORAGE USA," he said. Mr. Blankenship also noted that recurring operating performance from assets experienced continued growth. "As new investments are considered and undertaken, we expect improvements in operating performance and growth in earnings," he said.

  Financial Highlights

  o Security Capital's asset base has undergone significant transition as the company is reconfiguring its business. In executing its current strategy to own six private operating divisions, Security Capital is disposing of its ownership position in certain investees and increasing its position in others. The pro forma statement of EBDADT reflects the results from recurring operations of $0.66 and $0.61 for the third quarters of 2001 and 2000, respectively, or an increase of 8.2% year over year.
  o Cash flow from operations (after taxes, interest expense and preferred share dividends) for Security Capital and its majority-owned divisions for the four quarters ended September 30, 2001, was $242.8 million, compared to $166.4 million for the trailing four quarters a year ago. The increase is largely attributable to actions taken to simplify the structure, resulting in increased contributions from investees now directly owned by Security Capital. The coverage ratio for the trailing four quarters ended September 30, 2001, was 3.66x, compared to 3.26x at June 30, 2001.
  o Security Capital continues to maintain a strong balance sheet, with leverage of 18.0% at September 30, compared to 23.9% at December 31, 2000. As of September 30, 2001, total long-term indebtedness was $921.0 million with an average maturity of 11.3 years at an average fixed rate of 7.2%.
  o Year over year, actual third-quarter corporate general and administrative expenses were reduced; the annualized run rate was $28.6 million as of September 30, 2001.


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  Review of Operations

  o For the third quarter, same-store occupancy levels for Homestead Village, the extended-stay lodging division, were 76.9% and the average weekly room rate declined 0.2%, resulting in an 8.4% decrease in revenue per available room (RevPAR) compared to the third quarter of 2000. Homestead's contribution to EBDADT for the quarter was $18.8 million, compared to $24.0 million for the third quarter a year ago. The decrease is attributable to the sale of 25 properties and slower current economic conditions, as well as the effects of the events of September 11, which resulted in a decrease in same-store occupancy levels for September to 71.7%, compared to 82.7% for the month a year ago. Homestead's occupancy for the month of October increased to 72.5%, leading to an increase in RevPAR of 0.4% over September.
  o BelmontCorp, a start-up senior assisted living division, currently has six operating properties, three of which had third-quarter stabilized occupancy levels of 97%. Since initial property openings, average annualized rents have increased 5.5%. Five properties are currently under construction and four more in planning.
  o InterPark (U.S.), a start-up division that owns and operates parking facilities, had third quarter EBDADT of $2.1 million prior to the amortization of intangibles. InterPark currently operates or manages a total of 365 facilities, which includes 47 facilities owned either directly or through joint ventures. InterPark currently has 18 properties under contract or review.
  o Security Capital European Realty's EBDADT for the third quarter before special items was $4.8 million, which includes non-recurring costs of $3.1 million related to exiting its West London office business. Since SC-European Realty's initial investment, this business has recorded net gains of $30.1 million from the redevelopment and sale of office properties. In addition, during the quarter, EuroOffice sold three assets resulting in after-tax gains of $4.2 million. As of September 30, 2001, 42% of SC-European Realty's assets were prestabilized or in development. EuroOffice currently has 11 projects held for sale, representing an investment of $271.4 million; average occupancy for those assets is 70%. In addition, EuroOffice has five projects under construction for a total expected investment of $174.2 million; these projects are 46% pre-leased. Two properties were sold in October 2001, resulting in after-tax gains of $4.4 million, which will be reported in the fourth quarter.
  o Security Capital Research & Management, the company's real estate investment management division, secured mandates of $298.2 million during the quarter. This amount includes eight new separate accounts for institutional clients totaling $192.9 million. Total assets under management by the division grew 10.1% year over year to $2.4 billion at September 30, 2001, which does not include unfunded commitments of $132.9 million. In addition, the composite of core institutional investor client accounts, Security Capital Real Estate Institutional Growth and Income Composite, achieved an average annual return of 17.8% since inception compared to the Wilshire Real Estate Securities Index performance of 10.7%. During the quarter, SC-Research & Management reported EBDADT of $6.5 million, which includes $2.0 million of realized gains.

Exploration of Strategic Initiatives Ongoing

"Security Capital's stock is selling at a significant discount to its private market value, and the company will take decisive action to eliminate this discount," said William D. Sanders, Chairman. "While we have not been able to purchase SCZ stock since the Board of Directors approved the new $250 million share repurchase program on August 23, information will be made public in the very near future that will allow Security Capital to begin its newest buyback immediately." Mr. Sanders said that the company is exploring a wide range of alternatives with respect to both its public and private investees, and is actively pursuing a number of these activities. "We are continually reassessing our strategy and will continue to refine and execute it in a very timely manner," Mr. Sanders said.

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Security Capital is an international real estate operating company. The company's current strategy is to own all or a high percentage of six real estate businesses that function as private operating divisions and to eliminate the discount to the underlying value of its assets. Security Capital currently has ownership positions in 11 real estate operating businesses with combined assets of $17.7 billion, as well as a capital management division with $2.4 billion of assets under management. The company plans to reposition or sell its investment in several of these businesses and focus its capital in those that hold one of the top two market positions in their specific niche and are able to create measurable brand value, as well as generate significant income from services and managed capital. The principal offices of Security Capital and its majority-owned affiliates are in Atlanta, Brussels, Chicago, El Paso, Houston, London, Luxembourg, New York and Santa Fe.

A conference call to discuss the third quarter operating results will be held on Wednesday, November 7, 2001, at 10 a.m. EST. A live webcast of the call as well as an accompanying presentation will be available simultaneously through a link on Security Capital's web site at www.securitycapital.com. The phone number for the conference call is 1-800-230-1096 for domestic U.S. callers, and 1-612-332-0226 for international participants. A taped replay of the conference call will be available until 11:59 EST Wednesday, November 14, 2001, on the company's web site or by calling 1-800-405-2236 in the United States or 1-303-590-3000 outside the United States and entering the access code 402293#.

This press release contains certain statements that are neither reported financial results nor other historical information. These statements are forward-looking statements within the meaning of the safe-harbor provisions of the U.S. federal securities laws. These statements reflect the current views of Security Capital with respect to future events and are not guarantees of future performance. Because these forward-looking statements are subject to risks and uncertainties, actual future results may differ materially from those expressed in or implied by the statements. Many of these risks and uncertainties relate to factors that are beyond the company's ability to control or estimate precisely, such as future market conditions, the behavior of other market participants, the actions of governmental regulators and other risk factors detailed in Security Capital's reports filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date of these materials. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of these materials.

         Statements of Earnings Before Depreciation, Amortization
                      And Deferred Taxes (EBDADT)(1)

                 (In thousands, except per share amounts)

                                Three Months Ended       Nine Months Ended
                                   September 30,           September 30,
                                 2001        2000 (2)   2001     2000 (2)
  Income:
      Equity in EBDADT of
        investees/divisions      $127,773   $118,207   $401,820  $325,866
      Interest and other
        income                      1,504        792      7,815     1,748
       Total Income               129,277    118,999    409,635   327,614

  Expenses:
      Operating expenses (3)        5,476      7,912     21,373    26,086
      Interest expense             18,254     18,615     58,895    59,958
       Total Expenses              23,730     26,527     80,268    86,044

  Convertible preferred
    share dividends                 4,509      4,509     13,526    13,526

  Basic EBDADT before
      current income taxes and
      special items               101,038     87,963    315,841   228,044
    Current income tax expense      9,912      1,412     33,783     8,477

  Basic EBDADT before special
    items                          91,126     86,551    282,058   219,567
     Extraordinary gain (loss)
      on retirement of debt,
      net of tax                    (756)         --    (2,701)     6,152
     Gain on sale of Archstone
      stock, net of tax                --     94,101    160,087   102,848
     Other, net                        --        337         --     1,519
  Basic EBDADT after
     special items                $90,370   $180,989   $439,444  $330,086

  Diluted EBDADT per share
      before current income

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      taxes and special items       $0.70      $0.76      $2.15     $2.00
     Current income tax expense      0.07       0.01       0.21      0.07
  Diluted EBDADT per share
      before special items           0.63       0.75       1.94      1.93
     Extraordinary gain (loss)
      on retirement of debt,
      net of tax                       --         --     (0.02)      0.05
     Gain on sale of Archstone
      stock, net of tax                --       0.75       1.01      0.80
     Other, net                        --         --         --      0.01
  Diluted EBDADT per share
    after special items             $0.63      $1.50      $2.93     $2.79

  (1) EBDADT represents net earnings before real estate depreciation and amortization, unrealized gains (losses) on investment property sales and deferred tax expense. Consistent with the equity method of accounting under generally accepted accounting principles, Security Capital reflects in its EBDADT its share of basic EBDADT of each investee plus interest income and realized gains from each investee.

  (2) Amounts for 2000 are actual results and do not consider the combination of Security Capital and SC-U.S. Realty which took place on January 16, 2001.

  (3) Operating expenses are net of reimbursements paid by affiliates for shared service activities and real estate research. Operating expenses exclude the expenses of the investees/divisions which are already deducted in determining equity in EBDADT.

                            Balance Sheets (1)
                 (In thousands, except per share amounts)

                                                September 30,  December 31,
                                                    2001           2000
  Assets:
    Investees/Divisions:
    BelmontCorp                                   $127,623       $102,288
    CarrAmerica Realty Corporation                 856,847             --
    City Center Retail Trust                       175,722             --
    Homestead Village Incorporated (2)             645,644        695,336
    InterPark (2)                                  294,783             --
    ProLogis Trust                               1,052,855      1,110,360
    Regency Centers Corporation                    882,421             --
    SC-Research & Management                       113,852        115,876
    SC-European Realty                             440,553        440,553
    STORAGE USA, Inc.                              465,920             --
    Former Investees:
     Archstone Communities Trust                        --        816,821
     SC-U.S. Realty                                     --        687,838
    Cash & Cash Equivalents                        307,353         27,042
    Other Assets (3)                               168,771        204,710
    Total Assets                                $5,532,344     $4,200,824

  Liabilities and Shareholders' Equity:
    Liabilities:
    Accounts Payable and Other Liabilities        $117,700        $65,827
    Line of Credit                                      --             --
    Long-term Debt                                 699,728        699,676
    Convertible Subordinated Debentures            221,268        229,818
    Deferred Taxes (4)                             290,392        253,479
    Total Liabilities                            1,329,088      1,248,800
    Shareholders' Equity:
    Series B Preferred Shares                      257,642        257,642
    Common Shareholders' Equity                  3,945,614      2,694,382
    Total Shareholders' Equity                   4,203,256      2,952,024
    Total Liabilities and
      Shareholders' Equity                      $5,532,344     $4,200,824

    NAV per share before deferred taxes             $28.51         $25.91

    NAV per share after deferred taxes              $26.65         $23.84

  (1) These balance sheets present Security Capital's assets calculated as

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      follows:
        -- Public Company investments and mutual funds -- all based on NYSE closing prices, which may differ from underlying net asset or realizable value.

        -- Private Divisions - at original Security Capital cost or SC-U.S.
           Realty carryover appraised value, or in the case of closed-end funds holding traded securities, their current net asset value. The net asset value of these entities may fluctuate from time to time based on asset value changes. Security Capital will revalue an investment downward if the investee experiences sustained degradation of operating performance or if changed circumstances indicate cost does not reflect fair value.

  (2) Includes equity ownership and intercompany loans from Security Capital to the division.

  (3) Other Assets, as of September 30, 2001, and December 31, 2000, includes proceeds of $99.1 million and $132.7 million, respectively, from the assumed exercise of outstanding warrants and options whose exercise price is equal to or less than market value as of these dates (7.5 million and 9.3 million SCZ share equivalents, respectively).

  (4) Deferred taxes, which may be realized upon sales of assets, represent taxes on the excess of the current value of assets as reflected on this balance sheet over their tax basis.

SOURCE:         Security Capital Group, Inc.

CONTACT: William W. (Todd) Fowler or Frances W. Josephic, of Security Capital Group Incorporated, +1-800-988-4304

URL:            http://www.securitycapital.com